UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2022

Angel Oak Mortgage, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40495	37-1892154
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3344 Peachtree Road Northeast, Suite 1725, Atlanta, Georgia 30326
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (404) 953-4900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	AOMR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01        Entry into a Material Definitive Agreement.

On December 19, 2022, Angel Oak Mortgage, Inc. (the “Company”) and one of its subsidiaries amended and restated their loan financing facility with a global investment bank, Global Investment Bank 3 (the “Lender”) pursuant to the Fifth Amendment to Amended and Restated Master Repurchase Agreement and Second Amendment to Fee Letter (the “Amendment”). The Amendment increased the facility limit up to $286.0 million by adding a static pool of additional Mortgage Loans to the facility and extended the termination date to December 19, 2023; however, it did not extend the Revolving Period, which ended on December 19, 2022. Additionally, the Amendment generally removed “mark to market” provisions from the previous agreement, and requires an economic interest rate hedging account to be maintained to the reasonable satisfaction of the Lender, which account is for the benefit of the Lender and under the sole control of the Lender.

In connection with the entry into the Amendment, the Company also amended and restated its guaranty in favor of the Lender by entering into a Fourth Amended and Restated Guaranty Agreement (the “Guaranty Agreement”). The Guaranty Agreement made certain adjustments to the financial covenants that the Company is subject to pursuant to the Guaranty Agreement, including with respect to minimum tangible net worth and liquidity.

A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the Guaranty Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference. In accordance with item 601(b)(10) of Regulation S-K, certain private or confidential items have been redacted from the filed copies of Exhibit 10.1 and Exhibit 10.2.
Item 1.02        Termination of a Material Definitive Agreement.
On December 15, 2022, the Company voluntarily terminated its committed loan financing line with a regional bank (“Regional Bank 2”) and accordingly, both the Company and Regional Bank 2 executed a Payoff Letter dated December 15, 2022 (the “Payoff Letter”). The loan financing line with Regional Bank 2 had permitted borrowings of up to $75.0 million. A copy of the Payoff Letter is attached hereto as Exhibit 10.3 and incorporated herein by reference. In accordance with item 601(b)(10) of Regulation S-K, certain private or confidential items have been redacted from the filed copy of Exhibit 10.3.
Item 7.01        Regulation FD Disclosure.
On December 20, 2022, the Company issued a press release announcing the execution of the loan financing line referred to in Item 1.01, above. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

The information contained in this Item 7.01 and the attached Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and the attached Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01        Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description

Exhibit 10.1*    Fifth Amendment to Amended and Restated Master Repurchase Agreement and Second Amendment to Fee Letter by and among Global Investment Bank 3, Angel Oak Mortgage Fund TRS, and Angel Oak Mortgage, Inc. dated December 19, 2022

Exhibit 10.2*    Fourth Amended and Restated Guaranty Agreement by Angel Oak Mortgage, Inc. in favor of Global Investment Bank 3, dated December 19, 2022

Exhibit 10.3*    Payoff Letter by and among Regional Bank 2, Angel Oak Mortgage REIT TRS, LLC, Angel Oak Mortgage Fund TRS, and Angel Oak Mortgage Operating Partnership, LP, dated December 15, 2022

Exhibit 99.1    Press Release dated December 20, 2022

Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2022	ANGEL OAK MORTGAGE, INC.

By: /s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer and Treasurer